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                                                                    Exhibit 5



                             Debevoise & Plimpton
                               875 Third Avenue
                           New York, New York 10022
                           Telephone (212) 909-6000
                           Telecopy: (212) 909-6836


                                            October 30, 1997



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223


                         Protective Life Corporation
                      Registration Statement on Form S-3
                      ----------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering of up to $160,000,000 in aggregate principal amount of shares of common stock of Protective Life, par value $0.50 per share (the "Common Stock").


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Protective Life Corporation            2                    October 30, 1997


     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the following opinion:

     1. Protective Life is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of Protective Life and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of Protective Life or a duly authorized committee thereof, as contemplated by the terms thereof and of the agreements relating thereto, assuming that Protective Life has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.


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Protective Life Corporation            3                    October 30, 1997


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Debevoise & Plimpton